Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement Nos. 33-72130, 333-3846, 333-35215, 333-40634, 333-50330 and 333-75134 of Genta
Incorporated on Form S-3 and Registration Statement Nos. 33-85887, 333-94181, 333-101022 of Genta Incorporated on Form S-8 of our report dated March 10, 2004 with respect to the consolidated financial statements of Genta Incorporated and subsidiaries, appearing in the Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 12, 2004


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